UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) April 22, 2008

AUTOLIV, INC.

 (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code 8-587 20 600

Not Applicable

 (Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On April 22, 2008 Autoliv, Inc. (the "Company") issued a press release announcing its financial results for the first quarter of 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD disclosure; and

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated April 22, 2008 reporting Autoliv, Inc.'s financial results for the first quarter of 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date April 22, 2008	AUTOLIV, INC. (Registrant)

/s/Lars A. Sjöbring Lars A. Sjöbring Vice President - Legal Affairs, General Counsel and Secretary